EXHIBIT 2.

Consumer and Corporate Affairs Canada | Consommation et Corporations Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi régissant les sociétés par actions de régime fédéral

GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

252309-4

Name of Corporation - Dénomination de la société

Number - Numéro

I hereby certify that the above-mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

Je certifie par les présentes que la société mentionnée ci-haut, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi régissant les sociétés par actions de régime fédéral.

Le directeur

Director

September 22, 1989/le 22 septembre 1989

Date of Incorporation - Date de constitution

Canada

CANADA BUSINESS CORPORATIONS ACT — LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

FORM 1 — FORMULE 1

ARTICLES OF INCORPORATION (SECTION 6) — STATUTS CONSTITUTIFS (ARTICLE 6)

1 – Name of Corporation — Dénomination de la société

GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

2 – The place in Canada where the registered office is to be situated — Lieu au Canada ou doit être situé le siège social

Urban Community of Montréal

3 – The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

See Schedule "A"

4 – Restrictions if any on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

See Schedule "B"

5 – Number (or minimum and maximum number) of directors — Nombre (ou nombre minimum et maximum) d'administrateurs

minimum: 3, maximum: 9

6 – Restrictions if any on business the corporation may carry on — Limites imposées quant aux activités commerciales que la société peut exploiter, s'il y a lieu

N/A

7 – Other provisions if any — Autres dispositions s'il y a lieu

See Schedule "C"

8 – Incorporators — Fondateurs

Names – Noms	Address (include postal code) / Adresse (inclure le code postal)	Signature
de Billy, François	1103-1025 Sherbrooke East Montréal, Québec, H2L 1L4	François de Billy

FOR DEPARTMENTAL USE ONLY — A L'USAGE DU MINISTÈRE SEULEMENT

Corporation No – No de la société: 252309-4 — Filed – Déposée: [illegible] 1989

CCA 1288 (4-79)

SCHEDULE "A" TO THE
ARTICLES OF INCORPORATION OF
GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

SHARE CAPITAL

The authorized capital consists of an unlimited number of class "A" shares without par value.

Each class "A" share has the following rights:

1. to vote at all meetings of shareholders;
2. to receive a dividend as determined, from time to time, by the directors; and
3. to receive the remaining assets of the Corporation upon its dissolution or winding-up.

**SCHEDULE "B" TO THE
ARTICLES OF INCORPORATION OF
GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.**

RESTRICTIONS ON SHARE TRANSFERS

No shares in the capital of the Corporation may be transferred without the consent of the majority of the directors signified by a resolution adopted by them and recorded in the minute book of the Corporation.

SCHEDULE "C" TO THE
ARTICLES OF INCORPORATION OF
GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

OTHER PROVISIONS

If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution, the directors of the Corporation may from time to time:

i) borrow money upon the credit of the Corporation;

ii) issue, reissue, sell or pledge debt obligations of the Corporation; and

iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

* * *

The directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine at the time of each such delegation.

* * *

The number of shareholders is limited to fifty, not including persons who are in the employment of the Corporation and persons, who having been formerly in the employment of the Corporation, were, while in that employment, to be shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

* * *

The Corporation shall not make a distribution to the public of any of its securities.

Consumer and Corporate Affairs Canada — Consommation et Corporations Canada

Certificate of Amendment — **Certificat de modification**

Canada Business Corporations Act — **Loi régissant les sociétés par actions de régime fédéral**

GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

252309-4

Name of Corporation - Dénomination de la société — Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés
(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l'article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l'avis ci-joint;
(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l'article 27 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l'article 177 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses modificatrices ci-jointes;
(d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l'article 191 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses de réorganisation ci-jointes;
(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l'article 192 de la Loi régissant les sociétés par actions de régime fédéral tel qu'indiqué dans les clauses d'arrangement ci-jointes.

Le directeur

[signature]

Director

February 9, 1990/le 9 février 1990

Date of Amendment - Date de la modification

Canada

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLE 27 OU 171)

CANADA BUSINESS CORPORATIONS ACT
FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 171)

1 - Dénomination de la société — Name of Corporation	2 - No de la société — Corporation No.
Garde, Société d'Exploration Minière Inc. Garde, Mining Exploration Company Inc.	252309-4

3 - Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante: The articles of the above-named corporation are amended as follows:

Schedule "B" to the Articles of Incorporation of the Corporation is abrogated.

Schedule "C" to the Articles of Incorporation of the Corporation is replaced by Schedule"I" attached hereto.

Date	Signature	Description du poste — Description of Office
November 3, 1989	Jens E. Hansen	President

À L'USAGE DU MINISTÈRE SEULEMENT — FOR DEPARTMENTAL USE ONLY

Déposée — Filed FEB FEV 15 1990

MARQUE D'OR No. 18-0004

SCHEDULE "I" TO THE
ARTICLES OF AMENDMENT OF
GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

OTHER PROVISIONS

If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution, the directors of the Corporation may from time to time:

i) borrow money upon the credit of the Corporation;

ii) issue, reissue, sell or pledge debt obligations of the Corporation; and

iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

* * *

The directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

The directors may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the directors all or any of the powers conferred on the directors above to such extent and in such manner as the directors shall determine at the time of each such delegation.

* * *

Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

GARDE, SOCIETE D'EXPLORATION MINIERE INC.
GARDE, MINING EXPLORATION COMPANY INC.

252309-4

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;
(e) under section 192 of the *Canada Business Corporations Act* as set out in the attached articles of arrangement.	☐	e) en vertu de l'article 192 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses d'arrangement ci-jointes.

Director - Directeur

February 6, 1995/le 6 février 1995

Date of Amendment - Date de modification

Canada

Consumer and Corporate Affairs Canada | Consommation et Affaires commerciales Canada

Canada Business Corporations Act | Loi régissant les sociétés par actions de régime fédéral

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
GARDE, SOCIÉTÉ D'EXPLORATION MINIÈRE INC. GARDE, MINING EXPLORATION COMPANY INC.	252309-4

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

Paragrah 2 of the Articles of the Corporation is replaced by the following:

"2. The place in Canada where the registered office is to be situated

City of Ottawa, province of Ontario."

Date	Signature	Title — Titre
1995-01-27		Director
5530-21-936-1387 (01-93) 46		FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT Filed - Déposée

Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

RESSOURCES OREZONE INC.
OREZONE RESOURCES INC.

252309-4

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐ a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐ b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒ c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐ d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

[signature]

Director - Directeur

November 30, 1995/le 30 novembre 1995
Date of Amendment - Date de modification

Canada

Industry Canada / Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
GARDE, SOCIÉTÉ D'EXPLORATION MINIÈRE INC. GARDE, MINING EXPLORATION COMPANY INC.	252309-4

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

1. Paragraph 1 of the Articles of the corporation is replaced by the following:

   "1. Name of the corporation

   RESSOURCES OREZONE INC.
   OREZONE RESOURCES INC."

2. To consolidate the 15,463,357 class "A" shares issued and outstanding into 3,092,671 new class "A" shares, on the basis of 5 class "A" shares for each new class "A" share. Any holder who would be entitled to receive a fraction of a class "A" share will receive a whole class "A" share for each fraction of share equal to or higher than 0.5 class "A" share.

Date	Signature	Title — Titre
November 29, 1995	[signature]	Director

IC 3069 (11-94) (ccs 1387)

FOR DEPARTMENTAL USE ONLY – À L'USAGE DU MINISTÈRE SEULEMENT
Filed – Déposée DEC - 5 1995